                                                                                                                                         EXHIBIT 11
                                                                                                                                          Page 1 of 2
FAMILY DOLLAR STORES, INC.
STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                                  QUARTER ENDED                                  QUARTER ENDED
AS PRESENTED (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                             March 2, 2002                                  March 3, 2001
                                                                                (THIRTEEN WEEKS)                               (FOURTEEN WEEKS)
                                                                     ----------------------------------------       ----------------------------------------
                                                                           BASIC               DILUTED                    BASIC                DILUTED
                                                                     ------------------   -------------------       ------------------    ------------------

AVERAGE SHARES OUTSTANDING                                                     172,598               172,598                  171,459               171,459

NET INCOME                                                                     $63,768               $63,768                  $60,455               $60,455

NET INCOME PER SHARE                                                             $0.37                 $0.37                    $0.35                 $0.35

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS
ADDITIONAL WEIGHTED AVERAGE SHARES FROM ASSUMED EXERCISE
   AT THE BEGINNING OF THE YEAR OF DILUTIVE STOCK OPTIONS                                              5,162                                          5,037

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)
                                                                                                      (3,826)                                        (3,814)
                                                                                          -------------------                             ------------------
NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES                                               1,336                                          1,223

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                                                 0.77%                                          0.71%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                                                      173,934                                        172,682

NET INCOME                                                                                           $63,768                                        $60,455

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                                                           $0.37                                          $0.35

                                                                                                                                          EXHIBIT 11
                                                                                                                                          Page 2 of 2
FAMILY DOLLAR STORES, INC.
STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                                FIRST HALF ENDED                               FIRST HALF ENDED
AS PRESENTED (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                             March 2, 2002                                  March 3, 2001
                                                                               (TWENTY SIX WEEKS)                            (TWENTY SEVEN WEEKS)
                                                                     ----------------------------------------       ----------------------------------------
                                                                           BASIC               DILUTED                    BASIC                DILUTED
                                                                     ------------------   -------------------       ------------------    ------------------

AVERAGE SHARES OUTSTANDING                                                     172,425               172,425                  171,323               171,323

NET INCOME                                                                    $113,975              $113,975                 $101,916              $101,916

NET INCOME PER SHARE                                                             $0.66                 $0.66                    $0.59                 $0.59

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS
ADDITIONAL WEIGHTED AVERAGE SHARES FROM ASSUMED EXERCISE
   AT THE BEGINNING OF THE YEAR OF DILUTIVE STOCK OPTIONS                                              5,321                                          5,083

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)
                                                                                                      (3,980)                                        (4,014)
                                                                                          -------------------                             ------------------
NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES                                               1,341                                          1,069

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                                                 0.78%                                          0.62%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                                                      173,766                                        172,392

NET INCOME                                                                                          $113,975                                       $101,916

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)
$0.66 $0.59